                                                               November 26, 1997

Supercanal Holding S.A. and each of
the other Issuers under the Note
Purchase Agreement described below


Re:   U.S.$300 Million Note Purchase Agreement/Conditions to Tescorp Acquisition

Ladies & Gentlemen:

         Reference is hereby made to the Note Purchase Agreement, dated as of November 12, 1997 (as modified, amended or supplemented from time to time, the "Note Purchase Agreement"), among Supercanal Holding S.A. and various other subsidiaries thereof that are or may become party thereto, various financial institutions, ING Baring (U.S.) Securities, Inc., as Arranger, ING Baring (U.S.) Capital Corporation, as Administrative Agent and as Collateral Agent, and The Bank of New York, as Registrar. Capitalized terms used herein shall, unless the context otherwise requires, have the meanings provided in the Note Purchase Agreement.

         The Issuers have informed the Purchasers that they desire to request Advances in order to finance the Tescorp Acquisition. Pursuant to Section 12.1(b) of the Note Purchase Agreement, the Required Purchasers may specify the terms and conditions upon which Advances will be made by the Purchasers to finance the Tescorp Acquisition, including the execution and delivery of certain documents and instruments and the provision of certain legal opinions. This letter constitutes an agreement of the Purchasers regarding the terms and conditions upon which such Advances will be made.

         For valuable consideration given and received, the parties hereto hereby agree as follows:

         1. Conditions Precedent to the Funding Relating to the Stock Purchase. The obligation of each Purchaser to make Advances to (i) pay the unpaid amount of the acquisition price for the Purchased Common Stock (as defined in the Amended Stock Purchase and Merger Agreement dated as of November 26, 1997, between Tescorp Delaware and Tescorp Texas (the "Tescorp Purchase Agreement")), or (ii) to pay or reimburse any transaction expenses directly related to the Tescorp Acquisition, is subject, at the time of such Funding, to the satisfaction or waiver of the following conditions:

              (a) the Issuers shall have satisfied each of the conditions set forth in Sections 5.2(a) through (d) and Section 5.3(e) of the Note Purchase Agreement;

              (b) at the time of the Funding (A) the Issuers shall have complied with all of their obligations hereunder, and (B) all representations and warranties contained herein shall be true and correct in all material respects with the same effect as though such representations and warranties had been made as of such time;

              (c) the Administrative Agent shall have received a certificate from Tescorp Delaware, dated such Funding Date, signed by the President or any Vice President of Tescorp Delaware, substantially in the form of Exhibit A hereto;

              (d) Supercanal Holding shall have executed and delivered a pledge agreement substantially in the form of Exhibit B hereto, pursuant to which Supercanal Holding shall have granted to (A) the Collateral Agent, for the benefit of the Purchasers, a Lien of first priority in all of the Stock of Tescorp Delaware, and (B) the Bridge Collateral Agent, for the benefit of the Bridge Purchasers, a Lien of second priority in all such Stock, in each such case free and clear of all Liens;

              (e)  Tescorp Delaware shall have executed and delivered:

                   (1) a joinder agreement substantially in the form of Exhibit G to the Note Purchase Agreement, pursuant to which Tescorp Delaware shall have become a party to the Note Purchase Agreement and the other Purchase Documents and the Bridge Note Purchase Agreement and the other Bridge Purchase Agreements;

                   (2) a pledge agreement substantially in the form of Exhibit C hereto, pursuant to which Tescorp Delaware shall have (A) granted to
         (i) the Collateral Agent, for the benefit of the Purchasers, a perfected Lien of first priority in all of the Stock of Tescorp Texas theretofore and thereafter acquired by Tescorp Delaware, and (ii) the Bridge Collateral Agent, for the benefit of the Bridge Purchasers, a perfected Lien of second priority in all such Stock, in each such case free and clear of all Liens (and shall have delivered to the Collateral Agent all Stock of Tescorp Texas owned by Tescorp Delaware as of such date (which shall constitute not less than 20% of the issued and outstanding common Stock of Tescorp Texas), together with stock powers executed in blank), and (B) assigned to the Collateral Agent for the benefit of the Purchasers the right to receive any payment to Tescorp Delaware pursuant to Paragraph 11.2 of the Tescorp Purchase Agreement;

              (f) the Administrative Agent shall have received a letter from the Process Agent, in form and substance satisfactory to the Administrative Agent in all respects, indicating its consent to its appointment by Tescorp Delaware as its agent to receive service of process in connection with the transactions contemplated by the Note Purchase Agreement;

              (g) on or prior to the Funding Date, (i) each of the conditions precedent set forth in the Tescorp Purchase Agreement to the Stock Purchase (as defined in the Tescorp Purchase Agreement) shall have been satisfied (as reasonably determined by the Required Purchasers) and not waived (or with respect to any non-material conditions, waived by the applicable party), (ii) the Stock Purchase (as defined in the Tescorp Purchase Agreement) shall have been consummated, and (iii) the President or any Vice President of Tescorp Delaware shall have provided a certificate to the

    Administrative Agent certifying as to the matters set forth in clauses (i) and (ii) above; and

              (h) if proceeds of the Advances will be used to pay or reimburse transaction fees and expenses in connection with the Tescorp Acquisition, the Administrative Agent shall have approved the amounts of such fees and expenses.

The parties agree and acknowledge that the pledge agreement executed and delivered pursuant to paragraph 1(e) above shall provide that the Stock pledged pursuant thereto shall be released upon (i) the repurchase of the Purchased Common Stock (as defined in the Tescorp Purchase Agreement), and (ii) the payment to the Collateral Agent of any amounts payable to Tescorp Delaware pursuant to Paragraph 11.2 of the Tescorp Purchase Agreement.

         2. Conditions Precedent to the Funding Relating to the Tender Offers. The obligation of each Purchaser to make Advances to (i) pay the amounts required to be paid under the Tescorp Purchase Agreement for the shares of Stock tendered in response to the Tender Offers (as defined in the Tescorp Purchase Agreement), or (ii) to pay or reimburse any transaction expenses directly related to the Tescorp Acquisition, is subject, at the time of such Funding, to the satisfaction or waiver of the following conditions:

              (a) the Issuers shall have satisfied each of the conditions set forth in Sections 5.2(a) through (d) and Sections 5.3(e) of the Note Purchase Agreement;

              (b) at the time of the Funding (A) the Issuers shall have complied with all of their obligations hereunder, and (B) all representations and warranties contained herein shall be true and correct in all material respects with the same effect as though such representations and warranties had been made as of such time;

              (c) on or prior to the Funding Date, (i) each of the conditions precedent as set forth in the Tescorp Purchase Agreement to the payment of amounts required to be paid under the Tescorp Purchase Agreement for the shares of Stock tendered in response to the Tender Offers shall have been satisfied (as reasonably determined by the Required Purchasers) and not waived (or with respect to any non-material conditions, waived by the applicable party), (ii) Tescorp Delaware shall have consummated the acquisition of not less than 66 2/3% of the issued and outstanding common Stock of Tescorp Texas, and (iii) the President or any Vice President of Tescorp Delaware shall have provided a certificate to the Administrative Agent certifying as to the matters set forth in clauses (i) and (ii) above; and

              (d) if proceeds of the Advances will be used to pay or reimburse transaction fees and expenses in connection with the Tescorp Acquisition, the Administrative Agent shall have approved the amounts of such fees and expenses.

         3. Amount of Fundings for the Tescorp Acquisition. Notwithstanding anything contained in the Note Purchase Agreement to the contrary, the aggregate amount of Advances under the Note Purchase Agreement to finance the Tescorp Acquisition shall not exceed U.S.$107,000,000.

         4. Representations and Warranties of the Issuers. In order to induce the Purchasers to enter into this letter agreement and make the Advances requested in connection with the Tescorp Acquisition, each of the Issuers makes the following representations and warranties, all of which shall survive the execution and delivery of this letter agreement and the making of the Advances, with the occurrence of each Funding in connection with the Tescorp Acquisition being deemed to constitute a representation and warranty that the representations and warranties made pursuant to this paragraph 4 are true and correct on the date of Funding (it being understood and agreed that any representation and warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date):

         (a) Each of the representations and warranties of the Issuers contained in Section 6 of the Note Purchase Agreement and each of the representations and warranties of Tescorp Delaware in Article VI of the Tescorp Purchase Agreement are true and correct. To the knowledge of the Issuers, each of the representations and warranties made by Tescorp Texas in
Article V of the Tescorp Purchase Agreement are true and correct.

         (b) In connection with the transactions contemplated by the Tescorp Acquisition Agreement, Tescorp Delaware and, to the knowledge of the Issuers, Tescorp Texas have complied and will comply, in all material respects, with all requirements of the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder, and the Securities Exchange Act of 1934, as amended, and all rules and regulations promulgated thereunder.

         (c) Each of the Issuers (including, Tescorp Delaware) has the power and authority to execute, deliver and perform the terms and provisions of this letter agreement and the pledge agreements and other documents and instruments required to be executed and delivered pursuant hereto to which it is party (collectively, the "Documents") and has taken all corporate or other action necessary to authorize the execution, delivery and performance by it of each such Document as has been executed and delivered as of each date this representation and warranty is made. Each of the Issuers (including Tescorp Delaware) has duly executed and delivered each of the Documents to which it is party, and each such Document constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or other similar laws relating to or affecting creditors' rights generally or by general equity principles.

         (d) Neither the execution, delivery or performance by any Issuer (including, Tescorp Delaware) of the Documents to which it is a party, nor compliance by it with the terms and provisions thereof, nor the use of the proceeds of the Advances as contemplated herein and in the Note Purchase Agreement (i) will contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality binding on any such Issuer, (ii) will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default in respect of, or result in the creation or imposition of (or the obligation to create or impose) any Lien (other than Liens created pursuant to the Security Documents) upon, any of the property or assets of any Issuer or pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement, loan agreement or any other material agreement, contract or instrument to which any Issuer is a party or by which any such Issuer or its properties or assets is bound or to which any such Issuer may be subject or (iii) will violate any provision of the estatutos sociales, articles of incorporation, bylaws or other organizational documents of any Issuer.

         (e) Upon execution and delivery, the provisions of each of the pledge agreements required to be executed and delivered pursuant to paragraph 5.c hereof will be effective to (i) create in favor of the Collateral Agent for the benefit of the Purchasers, a legal, valid and enforceable fully perfected first priority Lien on and security interest in the Stock referred to therein, and (ii) create in favor of the Bridge Collateral Agent for the benefit of the Bridge Purchasers, a legal, valid and enforceable fully perfected second priority Lien on and security interest in such Stock, subject to no other Liens.

         5.   Covenants.

         a. Contemporaneously with the acquisition of any Stock of Tescorp Texas by Tescorp Delaware, the Issuers will cause Tescorp Delaware to deliver such Stock to the Collateral Agent to be held by the Collateral Agent pursuant to, and subject to the Liens created by, the pledge agreement executed and delivered by Tescorp Delaware pursuant to paragraph 1(e) above.

         b. The Issuers will take all steps necessary to effect the Merger (as defined in the Tescorp Purchase Agreement), and will effect the Merger, as soon as is practicable, but in no event later than March 31, 1998; provided, however, that the Administrative Agent may provide one or more extensions of the time (not to exceed 60 days in each instance) by which the Merger shall be completed if the Administrative Agent shall have determined that the Issuers are diligently taking all reasonable action in order to effect the Merger as soon as is practicable. The Issuers will provide to the Administrative Agent from time to time such information as it shall reasonably request in connection with the status of the Merger;

         c. Contemporaneously with the consummation of the Merger (as defined in the Tescorp Purchase Agreement), the Issuers will cause each of the following to occur:

              (i) The Issuers will cause Tescorp Texas and each of its Subsidiaries listed on Schedule 1 hereto (the "Tescorp Subsidiaries") to execute and deliver a joinder agreement substantially in the form of Exhibit G to the Note Purchase Agreement, pursuant to which Tescorp Texas and each Tescorp Subsidiary shall become party to the Note Purchase Agreement and the other Purchase Documents and the Bridge Note Purchase Agreement and the other Bridge Purchase Documents;

              (ii) The Issuers will cause the President of any Vice President of each of Tescorp Texas and each of the Tescorp Subsidiaries to execute and deliver to the Administrative Agent a certificate, substantially in the form of Exhibit A hereto, dated the date of the execution and delivery thereof;

              (iii) The Issuers will cause Tescorp Texas to execute and deliver pledge agreements substantially in the form of Exhibit B hereto, pursuant to which Tescorp Texas grants to (A) the Collateral Agent, for the benefit of the Purchasers, a perfected Lien of first priority in all of the Stock of Metserco Holdings, Inc. ("Metserco"), Austral Communications Corp. and Austral Communications Management Services, Inc., and (B) the Bridge Collateral Agent, for the benefit of the Bridge Purchasers, a perfected Lien of second priority in all such Stock, in each such case free and clear of all Liens (and shall have delivered to the Collateral Agent all such Stock, together with stock powers executed in blank);

              (iv) The Issuers will cause Metserco to execute and deliver a pledge agreement substantially in the form of Exhibit B hereto, pursuant to which Metserco grants to (A) the Collateral Agent, for the benefit of the Purchasers, a perfected Lien of first priority in all of the Stock of Metserco Corporation, and (B) the Bridge Collateral Agent, for the benefit of the Bridge Purchasers, a perfected Lien of second priority in all such Stock, in each such case free and clear of all Liens (and shall have delivered to the Collateral Agent all such Stock, together with stock powers executed in blank);

              (v) The Issuers will cause each Tescorp Subsidiary and each other Person which owns Stock of any Tescorp Subsidiary which is identified as a Tescorp Argentine Subsidiary on Schedule 1 hereto (the "Tescorp Argentine Subsidiaries") to execute and deliver pledge agreements substantially in the form of the SA Pledge Agreements and SRL Pledge Agreements, as applicable, pursuant to which each such Tescorp Argentine Subsidiary and such other Person grants to (A) the Collateral Agent, for the benefit of the Purchasers, a perfected Lien of first priority in all of the Stock of the Tescorp Argentine Subsidiaries owned by such Tescorp Subsidiary or other Person, and (B) the Bridge Collateral Agent, for the benefit of the Bridge Purchasers, a perfected Lien of second priority in all such Stock, in each such case free and clear of all Liens (and, if applicable, (i) deliver to the Collateral Agent all such Stock with the relevant annotation of the existence and perfection of the Liens created by such pledge agreement, (ii) give notice to the applicable Tescorp Subsidiaries of the grant of such Liens as required by applicable Law, and
    (iii) cause the applicable Tescorp Subsidiaries to duly register such Liens in the names of the Collateral Agent and the Bridge Collateral Agent in such Subsidiaries' share registries);


              (vi) The Issuers will cause each of the Tescorp Subsidiaries which is identified as an Argentine Operating Subsidiary on Schedule 1 hereto (the "Argentine Operating Subsidiaries") to execute and deliver a guaranty trust agreement substantially in the form of the Guaranty Trust Agreements, pursuant to which each such Argentine Operating Subsidiary assigns to the Guaranty Trustee in guaranty trust for the benefit of the Purchasers and, to the extent any Bridge Obligations are outstanding, the Bridge Purchasers, all of such Argentine Operating Subsidiary's present and future Receivables, free and clear of all Liens; and

              (vii) The Issuers shall cause the Process Agent to provide to the Administrative Agent a letter, in form and substance satisfactory to the Administrative Agent in all respects, indicating the Process Agent's consent to its appointment by Tescorp Texas and each of the Tescorp Subsidiaries as their agent to receive service of process in connection with the transactions contemplated by the Note Purchase Agreement.

         d. On or before the date 15 days after the date (the "Control Date") on which Tescorp Delaware acquires a majority of the Stock of Tescorp Texas, the Issuers will cause all of the Indebtedness of the Tescorp Subsidiaries existing as of the Control Date to be fully paid. From and after the date 15 days after the Control Date,
(i) the Issuers will not permit any of the Tescorp Subsidiaries to incur any Indebtedness for borrowed money, without the prior written consent of the Administrative Agent, and (ii) the Issuers will, within 60 days after request by the Administrative Agent, cause the Tescorp Argentine Subsidiaries to adopt, and file all appropriate applications for the registration of, amendments to their respective estatutos sociales, in form and substance satisfactory to the Administrative Agent, reflecting the restriction set forth in clause (i) above.

         e. The Issuers will not permit the amendment, modification or supplementation of the Tescorp Purchase Agreement, without the prior consent of the Administrative Agent.

         f. Each of the Issuers will, at its own expense, (i) make, execute, endorse, acknowledge, file and/or deliver to the Administrative Agent and/or the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and (ii) take or cause to be taken such further actions and steps relating to (x) the Collateral, (y) the filing and prosecution of applications with Governmental Authorities for registration or recording (including, if necessary or requested, the modification, refiling and prosecution of such applications) and (z) the other agreements, covenants and transactions provided for or contemplated herein, in any such case as the Administrative Agent and/or the Collateral Agent may reasonably require. Without limiting the generality of the foregoing, the Issuers will cooperate with the Administrative Agent and the Required Purchasers and take such actions and execute and deliver such agreements and instruments as the Administrative Agent and the Required Purchasers shall reasonably request (a) in connection with the restructuring of the ownership of the Stock of the Tescorp Subsidiaries in order to ensure the validity and enforceability of the Liens created pursuant to the pledge agreements executed and delivered pursuant hereto, and/or (b) in order to change the domicile of any Tescorp Subsidiaries organized as limited liability companies (sociedades de responsabilidad limitada)(the "Tescorp SRL Subsidiaries") to the City of Buenos Aires, and/or (c) in order to provide for the transfer of the ownership of the Stock of the Tescorp SRL Subsidiaries to an existing or newly created entity or entities reasonably satisfactory to the Administrative Agent, and the registration of such transfer with all applicable Governmental Authorities. The Issuers shall comply with their obligations under this paragraph 5.f within such time periods as the Administrative Agent shall reasonably request.

         g. The Issuers will cause all of the Stock pledged pursuant to the pledge agreement executed and delivered pursuant to paragraph 1(d) hereof, together with stock powers with respect thereto duly executed in blank, to be delivered to the Collateral Agent not later than 10 days after the Funding contemplated in paragraph 1 hereof.

         6.   Miscellaneous.

         a. The parties acknowledge and agree that (i) all of the pledge agreements and guaranty trust agreements executed and delivered pursuant to the provisions hereof constitute "Security Documents" as such term is defined and used in the Note Purchase Agreement, (ii) this letter agreement and all documents and instruments executed and delivered pursuant to the provisions hereof constitute "Purchase Documents" as such term is defined and used in the Note Purchase Agreement, (iii) all Stock and other collateral encumbered by (or purported to be encumbered by) the pledge agreements executed and delivered pursuant hereto constitute "Collateral" as such term is defined and used in the Note Purchase Agreement, (iv) all pledge agreements granting a Lien on the Stock of any Tescorp Argentine Subsidiary executed and delivered pursuant hereto constitute SA Pledge Agreements and SRL Pledge Agreements, as the case may be, for purposes of the Note Purchase Agreement, (v) all guaranty trust agreements executed and delivered pursuant to the provisions hereof constitute Guaranty Trust Agreements for purposes of the Note Purchase Agreement, (vi) for purposes of the covenants contained in the Note Purchase Agreement (other than 7.17, 7.18 and 7.19) from and after the Control Date, each of the Tescorp Subsidiaries shall be deemed to be "Acquisition Subsidiaries" acquired in an "Acquisition" consummated on the Control Date.

         b. Notwithstanding anything contained in the Note Purchase Agreement to the contrary, the Issuers shall be permitted to (i) convert the Tescorp SRL Subsidiaries into corporations (sociedades anonimas) organized under Argentine law, (ii) merge the Tescorp SRL Subsidiaries into any other Tescorp Subsidiary, and/or (iii) modify the estatutos of any Tescorp Argentine Subsidiary or any other Issuer in connection with any of the transactions or other matters contemplated hereby or by the Note Purchase Agreement or the other Purchase Documents; provided, that in any such case the Administrative Agent shall have consented to such action, which consent shall not be unreasonably withheld, conditioned or delayed.

         c. This letter agreements sets forth all of the conditions to the Fundings to finance the Tescorp Acquisition. Accordingly, to the extent that any of the conditions to Fundings for the Tescorp Acquisition outlined in
Section 12.1(b) of the Note Purchase Agreement are inconsistent with the provisions hereof, such conditions are superseded hereby.

         d. This letter agreement may be changed, waived, discharged or terminated only by any instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

         e. The benefits of this letter agreement shall inure to the parties and their respective successors and assigns of the parties hereto, and the obligations and liabilities of the parties hereto shall be binding upon them and their respective successors and assigns. The Issuers may not transfer or assign their obligations under this letter agreement without the prior written consent of the Administrative Agent.

         f. This letter agreement shall be governed by and construed in accordance with the Laws of the State of New York.

         g. This letter agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be the same agreement.

         If the foregoing is in accordance with your understanding of our agreement, please sign below where indicated and return a copy of this letter to the Administrative Agent.

                             Sincerely,

                             ADMINISTRATIVE AGENT AND COLLATERAL AGENT

                             ING BARING (U.S.) CAPITAL CORPORATION

                             By:
                                 -----------------------------------------------
                             Name:
                                   ---------------------------------------------
                             Title:
                                    --------------------------------------------

                             PURCHASERS

                             ING BANK N.V., LONDON BRANCH

                             By:
                                 -----------------------------------------------
                             Name:
                                   ---------------------------------------------
                             Title:
                                    --------------------------------------------

                             CREDIT LYONNAIS PANAMA BRANCH

                             By:
                                 -----------------------------------------------
                             Name:
                                   ---------------------------------------------
                             Title:
                                    --------------------------------------------

                             BZW SECURITIES LIMITED

                             By:
                                 -----------------------------------------------
                             Name:
                                   ---------------------------------------------
                             Title:
                                    --------------------------------------------


                             LEHMAN COMMERCIAL PAPER INC.

                             By:
                                 -----------------------------------------------
                             Name:
                                   ---------------------------------------------
                             Title:
                                    --------------------------------------------


AGREED AND ACCEPTED AS OF
THE DATE WRITTEN ABOVE:

SUPERCANAL HOLDING S.A.
SUPERCANAL S.A.
T.V. CABLE LA RIOJA S.A.
INTEGRA CABLE S.A. f/k/a Integra Cable S.R.L.
T.V. CABLE CATAMARCA S.A.
TRINIDAD TELEVISION S.A.
RAWSON CABLE S.A.
TELEVISORA DEL OESTE S.A.
FACUNDO S.A.
ATELCO S.A.
INVERSORA ATELCO COMODORO S.A.
ANTENA TELEVISION COMUNITARIA S.A.
INVERSORA ANTENA COMUNITARIA
TRELEW S.A.
TELECABLE S.A.


By:
   -------------------------------------
     Daniel E. Vila, President

Daniel E. Vila is executing and delivering this letter agreement, as President, for and on behalf of each of the Issuers listed above.

MIRROR HOLDING S.R.L.
CABLE TELEVISORA COLOR MERCEDES S.R.L.
HORIZONTE S.R.L.
ACV CABLE VISION S.R.L.
NUEVA VISION SATELITAL S.R.L.
MONTEROS TELEVISORA COLOR S.R.L.
A-T SAT S.R.L.
CABLE TELEVISORA COLOR S.R.L.
PEHUENCHE CABLE TELEVISORA COLOR S.R.L.
SUCANAL S.R.L.

By:
   -----------------------------------
   Daniel E. Vila, Manager

Daniel E. Vila is executing and delivering this letter agreement, as Manager, for and on behalf of each of the Issuers listed above.

SUPERCANAL BOLIVIA S.A.
By:
   -------------------------------------
     Alfredo Luis Vila
     President


ACONQUIJA TELEVISORA SATELITAL
S.R.L.

By:
   ----------------------------------------
Name:
     --------------------------------------
Title:
      -------------------------------------

                                                                      SCHEDULE 1
                              Tescorp U.S. Subsidiaries
                              -------------------------

Metserco Holdings, Inc.
Austral Communications Corp.
Austral Communications Management Services, Inc.
Metserco Corporation


                            Tescorp Argentine Subsidiaries
                           -------------------------------

1.  Argentine Holding and Management Subsidiaries


Comunicaciones Austral S.A.
SMR S.A.
Cabledifusion S.A.


2.  Argentine Operating Subsidiaries


Transcable S.A.
Televisora Austral S.A.
Cablemax S.A.
ARTV S.A.
BTC S.A.
SIR TV S.R.L.
Cable Viedma S.R.L.
Televiedma S.R.L.
Vision Codificada S.A.